EXHIBIT M

FORM OF STAND-STILL AGREEMENT

     This STAND-STILL AGREEMENT (this "Agreement"), dated as of December 22, 2000, is made and entered into by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (together with its permitted successors and assigns, "Borrower"), CHEM-MET SERVICES, INC. A Michigan corporation ("Chem-Met"), the various financial institutions named as lenders (the "Lenders") in the Loan Agreement (as defined below), PNC BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as arranging agent (in such capacity, the "Agent" and, together with the Lenders, and their respective successors, assigns and transferees, the "Senior Lenders") and RBB Aktiengesellschaft (collectively, together with their respective successors, assigns and transferees, the "Junior Investors").

W I T N E S S E T H:

     Reference is hereby made to the Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof, between Borrower and each of the Senior Lenders (as hereafter from time to time amended, modified or supplemented, the "Loan Agreement") and to the related documents and agreements, dated as of the date hereof, pursuant to which Borrower, on the date hereof, is incurring certain obligations (the "Obligations"), which Obligations are guaranteed by each of Borrower's Subsidiaries pursuant to that certain Secured Subsidiary Guaranty, of even date herewith, in favor of the Agent for the benefit of Senior Lenders. Any capitalized term used herein without having otherwise provided for its definition shall be accorded its definition in the Loan Agreement. Reference is also made to the $3,000,000 promissory note, dated August 29, 2000, payable to Junior Investor by the Borrower ("$3 million Note") and the $750,000 promissory note dated July 14, 2000, payable by Chem-Met the Junior Investor to (the "$750,000 Note") (as hereinafter from time to time amended, modified or supplemented in accordance with the provisions of Section 4, ("Junior Obligations").

     To induce the Senior Lenders to enter into the Loan Agreement and to extend the credit facilities referred to therein, Borrower and the Junior Investors hereby agree with the Senior Lenders that, so long as any of the Senior Indebtedness (as defined below) is outstanding, Borrower and the Junior Investors each will comply with such of the following provisions as are applicable to it:

     1.  Acknowledgment of Stand-Still.  Borrower and Chem-Met, on behalf of each Credit Party, and the Junior Investors hereby acknowledges and agrees that: neither Borrower nor Chem-Met shall make, and Junior Investors will not accept or receive any payment in cash, either in the form of payment of principal or interest, owing on any Junior Obligations until July 1, 2001. Prior to July 1, 2003, Junior Investors will not take any action or initiate any proceedings, judicial or otherwise, to enforce Junior Investors' rights or remedies with respect to any of the Junior Obligations or to obtain any judgment or prejudgment remedy against the Borrower or Chem-Met.

     2.  Amendments. This Agreement may only be amended or modified in a writing signed by each of the parties hereto.

     3. Successors; Continuing Effect; etc. This Agreement is being entered into for the benefit of, and shall be binding upon, the holders of Senior Indebtedness and the holders of the Junior Obligations and their respective successors and assigns. This Agreement shall be binding upon Borrower, Chem-Met and each of the other Credit Parties and their successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect as long as there is both Senior Indebtedness and Junior Obligations outstanding, but shall terminate upon the payment in full in cash of all outstanding Senior Indebtedness.

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     4.  Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State or Federal courts located in New York, New York or at the reasonable discretion of the Senior Lenders, in any other venue in which it shall initiate legal or equitable proceedings.

5. Counterparts. This may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which taken together shall constitute one and the same document.

6. Headings. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning of this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                                                   HOLDINGS:

                                                                                   PERMA-FIX ENVIRONMENTAL SERVICES
                                                                                   a Delaware corporation
                                                                                   ("Borrower")

                                                                                     By: /s/ Louis Centofanti                                        ;
                                                                                     Print Name: Louis Centofanti
                                                                                    Title : President

                                                                                    CHEM-MET SERVICES, INC.
                                                                                   a Michigan corporation

                                                                                  By: /s/ Louis Centofanti
                                                                                  Print Name: Louis Centofanti
                                                                                  Title: President

                                                                                  SENIOR LENDERS:

                                                                                  PNC BANK a National Association
                                                                                  ("Agent and Senior Lenders")

                                                                                   By:     /s/ Ilan Yehros                                          ;
                                                                                   Print Name:     Ilan Yehros
                                                                                   Title:     Vice President

                                                                                   JUNIOR INVESTORS:

                                                                                  RBB BANK AKTIENGESELLSCHAFT

                                                                                  By: /s/ Herbert Strauss
                                                                                  Print Name: Herbert Strauss
                                                                                  Title: Managing Director US equity

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